As filed with the Securities and Exchange Commission on March 30, 2009.
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

VIA PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	33-0687976 (I.R.S. Employer Identification No.)
750 Battery Street, Suite 330
San Francisco, CA 94111
(Address of principal executive offices)

VIA PHARMACEUTICALS, INC. 2007 INCENTIVE AWARD PLAN
(full title of the plan)

Copy to:

James G. Stewart	Michael A. Pucker, Esq.
Senior Vice President, Chief Financial Officer	Latham & Watkins LLP
and Secretary	Sears Tower, Suite 5800
VIA Pharmaceuticals, Inc.	233 South Wacker Drive
750 Battery Street, Suite 330	Chicago, Illinois 60606
San Francisco, CA 94111	(312) 876-7700
(415) 283-2200	Counsel to Registrant

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering Price	Aggregate	Registration
Securities to be Registered	Registered (1)	Per Share (2)	Offering Price	Fee
Common Stock, par value $0.001 per share	500,000 shares	$0.1525	$76,250	$4.25

(1)	This Registration Statement registers 500,000 shares of common stock, par value $0.001 per share (the “Common Stock”), of VIA Pharmaceuticals, Inc. (the “Company”) for issuance pursuant to the VIA Pharmaceuticals, Inc. 2007 Incentive Award Plan (the “Plan”), in addition to the 500,000 and 2,098,043 shares of Common Stock registered under the Plan on registration statements on Form S-8 (File Nos. 333-149988 and 333-148075) filed with the Securities and Exchange Commission (“SEC”) on March 31, 2008 and December 14, 2007, respectively, for a total of 3,098,043 shares issuable under the Plan. The contents of the registration statements (File Nos. 333-149988 and 333-148075) filed on March 31, 2008 and December 14, 2007, respectively, are incorporated into this Registration Statement by reference.

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of the Company’s Common Stock that may become issuable under the Plan by reason of any substitutions or adjustments to shares to account for any change in corporate capitalization, such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination or exchange of shares of Common Stock, dividend in kind, or other like change in capital structure.

(2)	Pursuant to Rule 457(h) of the Securities Act, the Proposed Maximum Offering Price is estimated solely for the purpose of calculating the registration fee and is based on the average of the high and low market prices for the Common Stock reported in the NASDAQ Capital Market on March 24, 2009 ($0.1525).

PART I
Item 1. Plan Information
     Not required to be filed with this Registration Statement.
Item 2. Registrant Information and Employee Plan Annual Information
     Not required to be filed with this Registration Statement.
PART II
Item 3. Incorporation of Documents by Reference
     The following documents filed with the SEC by the Company are incorporated as of their respective dates in this Registration Statement by reference:
(a)	VIA Pharmaceuticals, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 27, 2009.

(b)	VIA Pharmaceuticals, Inc.’s Current Reports on Form 8-K filed with the SEC on February 3, 2009, February 13, 2009, March 12, 2009 and March 27, 2009.
     All documents subsequently filed by the Company or by the Plan pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from their dates of filing; except as to any portion of any current report furnished under Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.
     Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement is deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
     Under no circumstances will any information filed under Items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 4. Description of Securities
     Not required to be filed with this Registration Statement.
Item 5. Interests of Named Experts and Counsel
     Not applicable.
Item 6. Indemnification of Directors and Officers
     Not required to be filed with this Registration Statement.
Item 7. Exemption from Registration Claimed
     Not applicable.
Item 8. Exhibits

Exhibit
Number	Description of Exhibit

5.1	Opinion of Latham & Watkins LLP

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP

24.1	Power of Attorney (included in the signature page hereto)
Item 9. Undertakings
     Not required to be filed with this Registration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Francisco, California, on March 30, 2009.

VIA PHARMACEUTICALS, INC.
By:	/s/ James G. Stewart
James G. Stewart
Senior Vice President, Chief Financial Officer and Secretary

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints James G. Stewart and Lawrence K. Cohen, and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of resubstitution and substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in their respective capacities with VIA Pharmaceuticals, Inc. and on the dates indicated.

Signatures	Titles	Date

/s/ Lawrence K. Cohen Lawrence K. Cohen	Director, President and Chief Executive Officer	March 30, 2009

/s/ James G. Stewart James G. Stewart	Senior Vice President, Chief Financial Officer and Secretary (Principal Accounting Officer)	March 30, 2009

/s/ Douglass B. Given Douglass B. Given	Chairman of the Board of Directors	March 30, 2009

/s/ Mark N.K. Bagnall Mark N.K. Bagnall	Director	March 30, 2009

/s/ Fred B. Craves Fred B. Craves	Director	March 30, 2009

/s/ David T. Howard David T. Howard	Director	March 30, 2009

/s/ John R. Larson John R. Larson	Director	March 30, 2009

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

5.1	Opinion of Latham & Watkins LLP

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP

24.1	Power of Attorney (included in the signature page hereto)